        As filed with the Securities and Exchange Commission on          , 2002
                                                                ---------
                                                    Registration No.
                                                                     -----------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  REVLON, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                        --------------------------------
                            (State of incorporation)

                                    3-3662955
                      -------------------------------------
                      (I.R.S. employer identification no.)

                               625 Madison Avenue
                            New York, New York 10022
             -------------------------------------------------------
               (Address of principal executive offices) (Zip code)

                    Revlon, Inc. 2002 Supplemental Stock Plan
        - --------------------------------------------------------------
                            (Full title of the plan)

                            Robert K. Kretzman, Esq.
                                  Revlon, Inc.
                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 527-4000
         --------------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)




                                                  CALCULATION OF REGISTRATION FEE
============================================================================================================================
Title of Securities           Amount to be             Proposed Maximum              Proposed Maximum          Amount of
to be Registered              Registered               Offering Price                Aggregate Offering        Registration
                                                       Per Share (1)(2)              Price(2)                  Fee
============================================================================================================================
Class A Common Stock,
par value $0.01 per share     530,000 (3)              $4.95                         $2,623,500                $241.36

============================================================================================================================

(1) Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                EXPLANATORY NOTE
                                ----------------

Revlon, Inc., a Delaware corporation, (the "Company") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register shares of its Class A Common Stock, par value $0.01 per share (the "Common Stock"), pursuant to the Revlon, Inc. 2002 Supplemental Stock Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act, and the Introductory Note to
         Part I of Form S-8.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

         (1) The description of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") contained under the caption "Description of Registrant's Securities to be Registered" in Amendment No. 1 to the Company's Registration Statement on Form 8-A/A-1 dated February 26, 1996, filed pursuant to Section 12(b) of the Exchange Act, as amended; and

         (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         All documents subsequently filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Set forth below is a description of certain provisions of the Delaware General Corporation Law (the "DGCL"), as well as the Amended and Restated By-Laws of the Company, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the DGCL and the Company's Amended and Restated By-Laws which are incorporated herein by reference.

         Article X of the Company's Amended and Restated By-Laws provides that the Company shall indemnify its officers and directors to the fullest extent permitted by applicable law. Section 145 of the DGCL provides, in general, that each director and officer may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable to the Company unless a court determines otherwise.

Furthermore, Article Fifth of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Section 102 of the DGCL permits a Company's certificate of incorporation to contain these provisions. In addition, Article X, Section 8 of the Company's Amended and Restated By-Laws provides that the Company may purchase insurance on behalf of any person who is or was a director or officer of the Company, or who is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of Article X of the Company's Amended and Restated By-Laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.  EXHIBITS.

3        CERTIFICATE OF INCORPORATION AND BY-LAWS

3.1 Amended and Restated Certificate of Incorporation of the Company dated March 4, 1996 (incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company).

3.2 Certificate of the Designations, Powers, Preferences and Rights of Series B Convertible Preferred Stock of the Company dated August 28, 2001 (incorporated by reference to Exhibit 3.2 to the Registration Statement filed by the Company on Form S-8 filed on October 11, 2001).

3.3 Amended and Restated By-Laws of the Company dated June 30, 2001 (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 of the Company).


4        INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
         INDENTURES

*4.1     Revlon, Inc. 2002 Supplemental Stock Plan.


5        OPINION RE: LEGALITY

*5.1 Opinion of Robert K. Kretzman, Esq., Senior Vice President and General Counsel of the Company, regarding the legality of the securities being registered.


ITEM 9.  UNDERTAKINGS

         The undersigned Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (2) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                 (3) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (d) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

23       CONSENTS OF EXPERTS AND COUNSEL

*23.1    Consent of KPMG LLP, independent certified public accountants.

*23.2    Consent of Robert K. Kretzman, Esq. (contained in the opinion filed as
         Exhibit 5.1 hereto).

24       POWERS OF ATTORNEY

*24.1    Power of Attorney of Ronald O. Perelman.

*24.2    Power of Attorney of Howard Gittis.

*24.3    Power of Attorney of Donald G. Drapkin.

*24.4    Power of Attorney of Meyer Feldberg.

*24.5    Power of Attorney of Vernon E. Jordan, Jr., Esq.

*24.6    Power of Attorney of Edward J. Landau, Esq.

*24.7    Power of Attorney of Linda Gosden Robinson.

*24.8    Power of Attorney of Terry Semel.

*24.9    Power of Attorney of Jack L. Stahl.

*24.10   Power of Attorney of Martha Stewart.



--------------------------------------------

* Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of June, 2002.

                                      REVLON, INC.
                                      (Registrant)

                                      By:  /s/
                                         ---------------------------
                                         Laurence Winoker
                                         Senior Vice President, Corporate
                                         Controller and Treasurer
                                         (Principal Accounting Officer)


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




             SIGNATURE                                       TITLE                                 DATE
             ---------                                       -----                                 ----
                 *                            Chairman of the Board and                       June 19, 2002
-----------------------------                 Director
Ronald O. Perelman

               /s/                            President, Chief Executive                      June 19, 2002
-----------------------------                 Officer and Director
Jack L. Stahl                                 (Principal Executive Officer)

               /s/                            Executive Vice President and                    June 19, 2002
-----------------------------                 Chief Financial Officer
Douglas H. Greeff                             (Principal Financial Officer)

               /s/                            Senior Vice President,                          June 19, 2002
-----------------------------                 Corporate Controller and Treasurer
Laurence Winoker                              (Principal Accounting Officer)

                *
-----------------------------                 Director                                        June 19, 2002
Donald G. Drapkin

                *
-----------------------------                 Director                                        June 19, 2002
Howard Gittis

                *
-----------------------------                 Director                                        June 19, 2002
Meyer Feldberg

                *
-----------------------------                 Director                                        June 19, 2002
Vernon E. Jordan, Jr.

                *
-----------------------------                 Director                                        June 19, 2002
Edward J. Landau



                                       8

                *
-----------------------------                 Director                                        June 19, 2002
Linda Gosden Robinson

                *
-----------------------------                 Director                                        June 19, 2002
Terry Semel

                *
-----------------------------                 Director                                        June 19, 2002
Jack L. Stahl

                *
-----------------------------                 Director                                        June 19, 2002
Martha Stewart



         *Robert K. Kretzman, by signing his name hereto, does hereby execute this Registration Statement on Form S-8 on behalf of the directors of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to this Registration Statement on Form S-8.

                                            By  /s/
                                              -------------------------------
                                              Robert K. Kretzman


                                                  EXHIBIT INDEX

Exhibit No.                                   Description of Exhibit
-----------                                   ----------------------
    3.1                Amended and Restated Certificate of Incorporation of the Company
                       dated March 4, 1996 (incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31,
                       1996 of the Company).

    3.2                Certificate of the Designations, Powers, Preferences and Rights
                       of Series B Convertible Preferred Stock of the Company dated
                       August 28, 2001 (incorporated by reference to Exhibit 3.2 to the
                       Registration Statement filed by the Company on Form S-8 filed on
                       October 11, 2001).

    3.3                Amended and Restated By-Laws of the Company dated June 30, 2001
                       (incorporated by reference to Exhibit 3.2 to the Quarterly
                       Report on Form 10-Q for the quarter ended June 30, 2001 of the
                       Company).

   *4.1                Revlon, Inc. 2002 Supplemental Stock Plan

   *5.1                Opinion of Robert K. Kretzman, Esq., Senior Vice President and
                       General Counsel of the Company, regarding the legality of the securities being registered.

  *23.1                Consent of KPMG LLP, independent certified public accountants.

  *23.2                Consent of Robert K. Kretzman, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

   24                  Powers of Attorney.

  *24.1                Power of Attorney of Ronald O. Perelman.

  *24.2                Power of Attorney of Howard Gittis.

  *24.3                Power of Attorney of Donald G. Drapkin.

  *24.4                Power of Attorney of Meyer Feldberg.



                                       10


  Exhibit No.                                Description of Exhibit
 ------------                                ----------------------
  *24.5                Power of Attorney of Vernon E. Jordan, Jr., Esq.

  *24.6                Power of Attorney of Edward J. Landau, Esq.

  *24.7                Power of Attorney of Linda Gosden Robinson.

  *24.8                Power of Attorney of Terry Semel.

  *24.9                Power of Attorney of Jack L. Stahl

  *24.10               Power of Attorney of Martha Stewart.



*Filed herewith



                                       11